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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-13097) of Designer Holdings Ltd. of our reports dated February 29, 1996, except for Note 1, the tenth paragraph of Note 11, the thirteenth paragraph of Note 13 and Note 16, for which the date is April 22, 1996, on our audits of the consolidated financial statements and financial statement schedule of Designer Holdings Ltd. We also consent to the reference to our firm under the caption "Experts."


                                          COOPERS & LYBRAND L.L.P.

New York, New York

October 22, 1996